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SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 22, 1997

BESICORP GROUP INC.

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(Exact name of Registrant as specified in its charter)

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New York                       0-9964            14-1588329
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(State or other                (Commission File  (I.R.S. Employer
jurisdiction of incorporation) Number)           Identification No.)


1151 Flatbush Road, Kingston, New York           12401
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(Address of principal executive offices)         (Zip Code)

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Registrant's telephone number, including area code: 914-336-7700

This document consists of 4 pages.

ITEM 5. OTHER EVENTS

On October 22, 1997, Besicorp Group Inc. announced that the Company and its Chairman of the Board, President, and Chief Executive Officer, Michael F. Zinn, were sentenced for offenses relating to illegal contributions to the 1992 election campaign of Congressman Maurice Hinchey. See attached Exhibit 99.1.

On October 28, 1997, the Company announced its plan for management continuity. See attached Exhibit 99.2.

ITEM 5. EXHIBITS

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99.1 Press Release of the Company dated October 22, 1997


99.2 Press Release of the Company dated October 28, 1997


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                        Besicorp Group Inc., Registrant


                        By: /s/ Michael J. Daley
                        Michael J. Daley
Date: October 28, 1997  VP, CFO, Corporate Secretary


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